Exhibit 99.1

Commonwealth Energy Reaches Agreement To Terminate

Summit Energy Ventures Relationship

TUSTIN, CA. — May 20, 2004 — Commonwealth Energy Corporation, a diversified energy marketing company, today announced that it had reached agreement to terminate its relationship with Summit Energy Ventures, an energy efficiency technologies investment fund. The agreement has been approved by the Investment Committee of Summit and is pending approval of the Commonwealth board of directors. The Company believes this action will result in an annual profit and loss improvement of approximately $5 million.

As a result of the transaction, Commonwealth will no longer retain an equity interest or contractual relationship with Summit Energy Ventures. Commonwealth will retain and directly own its investments in the Summit Energy portfolio companies and, as a result, will no longer be required to consolidate the financial results of Power Efficiency Corporation in its financial reports. The deconsolidation of Power Efficiency will remove a significant amount of non-cash losses from Commonwealth’s financial statements.

In addition, the transaction will result in approximately $1.6 million in cash be returned to Commonwealth, subject to adjustments for certain expenses of the transaction. Furthermore, upon completion of the agreement, all ongoing management fees paid to Summit will have been concluded. With the second quarter write-downs and the termination of its relationship with Summit, Commonwealth has significantly reduced its cash and accounting exposure to these investments while retaining any upside potential in their future successes.

Commonwealth will now own the following investments directly (interest percentages are approximate):

Portfolio Company	Interest
Power Efficiency Corp	39.9%
Envenergy, Inc.	8.68%
Turbocor, BV	8.76%

Commonwealth has no further obligation, and currently no intention of investing additional funds into these portfolio investment companies. The management teams at Envenergy and Tubocor are finalizing their recent arrangements for third party funding and Power Efficiency Corporation is completing the funding of their immediate capital requirements. Summit Energy Ventures will continue operations independently of Commonwealth and received equity interest in Power Efficiency Corp., $1.4 million in cash, and certain transaction expenses.

About Commonwealth Energy Corp.
 Headquartered in Tustin, CA, Commonwealth Energy is a holding company with subsidiaries engaged in retail electricity sales under the brand name “electricAmerica”, back-office outsourced services, and energy efficiency products and services. Commonwealth Energy is licensed by the Federal Energy Regulatory Commission as a power marketer and is a recognized leader in the deregulated energy marketplace. More information on the company is available at www.CommonwealthEnergy.com.

For more information, contact:

Roy Reeves
Vice President of Marketing

Commerce Energy Group, Inc.
15901 Red Hill Avenue, Suite 100
Tustin, CA 92780
Tel: 1-800-ELECTRIC®
E-mail: rreeves@electric.com

Additional Information and Where to Find It: Commerce Energy Group, Inc. has filed a registration statement on Form S-4 in connection with the proposed reorganization transaction and Commonwealth Energy and Commerce Energy have mailed a joint proxy statement/prospectus to the shareholders of Commonwealth Energy containing information about the proposed transaction. Investors and security holders are advised to read the joint proxy statement/prospectus regarding the potential transaction referred to above when it becomes available, because it contains important information. The registration statement has been filed with the Securities and Exchange Commission by Commerce Energy, and the joint proxy statement/prospectus has been filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the registration statement and the joint proxy statement/prospectus at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus may also be obtained free of charge from Commonwealth Energy at 1-800-ELECTRIC or rreeves@electric.com. In addition to the proxy statement/prospectus, Commonwealth Energy files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are also available at www.sec.gov.

This release shall not constitute an offer to sell or a solicitation of an offer to purchase any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements: Certain statements contained within this release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, changes in general economic conditions, increased or unexpected competition, costs related to the proposed reorganization, failure to obtain required shareholder or regulatory approvals, failure to obtain approval to list the common stock of the new holding company on the AMEX or the merger not closing for any other reason, and other matters disclosed in Commonwealth Energy’s filings with the Securities and Exchange Commission. Further, Commonwealth Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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